POWER OF ATTORNEY
      Know all by these presents, that the undersigned hereby constitutes and appoints each of Natasha R. Luddington, Mark A.
Crowe and Steven R. Horst signing singly, the undersigned's true and lawful attorney-in-fact to:

      (1) prepare, execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Fulton Financial Corporation (the "Company"), and submit Form ID and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the United States Securities and Exchange Commission (the "SEC") of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC;

      (2) act as an account administrator for the undersigned's Electronic Data Gathering and Retrieval ("EDGAR") account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T ("Rule 10") with respect to account administrators;

      (3) act as a delegated administrator for the undersigned's
EDGAR account, including: (i) appoint, remove and replace delegated account administrators and users; (ii) maintain the security of the undersigned's EDGAR account; and (iii) any other actions contemplated by Rule 10 with respect to delegated entities;

      (4) cause the Company to accept a delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Company's EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account;

      (5) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

      (6) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and file such form with the SEC and any stock exchange or similar authority; and

      (7) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of September, 2025.


      				/s/ Kevin C. Gremer

Commonwealth of Virginia )
		         )ss.
City of Richmond         )

Sworn before me this 5th day of September 2025 by Kevin C.
Gremer.

/s/ Takako Yamada Cullison, Notary Public
Commonwealth of Virginia
Registration No. 7796157
My Commission Expires Aug 31, 2026